UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 25, 2020

HAWAIIAN HOLDINGS INC
(Exact name of registrant as specified in its charter)

Delaware	001-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	HA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Treasury Loan Agreement

On September 25, 2020 (the “Closing Date”), Hawaiian Airlines, Inc. (“Hawaiian”), a wholly owned subsidiary of Hawaiian Holdings, Inc. (“Holdings” and together with Hawaiian, the “Company”), entered into a Loan and Guarantee Agreement, dated as of the Closing Date (the “Loan Agreement”), among Hawaiian, as the borrower, Holdings, the guarantors party thereto from time to time, the United States Department of the Treasury (the “Treasury”), as lender, and the Bank of New York Mellon, as administrative agent and collateral agent. The Loan Agreement provides for a secured term loan facility (the “Facility”) which permits Hawaiian to borrow up to $420 million as further described below.

On the Closing Date, Hawaiian borrowed $45 million and may, at its option, borrow additional amounts in up to two subsequent borrowings until March 26, 2021 so long as, after giving effect to any further borrowing, the collateral coverage ratio is no less than 2.0 to 1.0. The proceeds from the Facility will be used for certain general corporate purposes and operating expenses in accordance with the terms and conditions of the Loan Agreement. As a condition to the drawing under the Facility, we are required to comply with all applicable provisions of the Coronavirus Aid, Relief and Economic Security Act of 2020 (“CARES Act”). Based on the appraisal submitted by Hawaiian in connection with the execution of the Loan Agreement, the appraised value of the Collateral (defined below) is presently in excess of the 2.0 to 1.0 collateral coverage ratio necessary to access the undrawn amount currently available under the Facility.

Borrowings under the Facility will initially bear interest at a variable rate per annum equal to (a) the Adjusted LIBO Rate (as defined in the Loan Agreement) plus (b) 2.50%. Accrued interest on the loans is payable in arrears on the first business day following the 14th day of each March, June, September and December (beginning with September 15, 2021), and on the Maturity Date (as defined below). The applicable interest rate for the $45 million loan drawn on the Closing Date under the Facility is 2.87% per annum for the period from the Closing Date through September 15, 2021 at which time the interest rate will reset in accordance with the foregoing formula.

All advances under the Facility will be in the form of term loans, all of which will mature and be due and payable in a single installment on June 30, 2024 (the “Maturity Date”). Voluntary prepayments of a minimum aggregate principal amount of $1 million may be made without premium or penalty at any time. Amounts prepaid may not be reborrowed. Mandatory prepayments are required, without premium or penalty, to the extent necessary to comply with Hawaiian’s covenants regarding (1) certain dispositions of Collateral (as defined below), (2) proceeds in excess of (x) $10,000,000 and (y) 10% of the aggregate amount of revenue under the Loyalty Program (as defined below) during the preceding 12 months (3) settlement or payment of certain claims or proceedings related to Collateral, (4) certain debt issuances secured by liens on the Collateral, (4) certain indemnity, termination payment or liquidated damages related to the Collateral, and (5) to the extent necessary to be in compliance with the collateral coverage ratio and the debt service coverage ratio.

In addition, if a “change of control” (as defined in the Loan Agreement) occurs with respect to Holdings, Hawaiian will be required to repay 100% of the loans outstanding under the Facility.

On the Closing Date, the obligations of Hawaiian under the Loan Agreement are secured by a first priority security interest on (1) substantially all of the assets related to Hawaiian’s HawaiianMiles frequent flyer program (the “Loyalty Program”), including but not limited to our loyalty program partner participation agreements (including rights to receive cash flows thereunder), documents, deposit accounts, securities accounts, books and records and intellectual property primarily used in connection with the Loyalty Program and (2) fourteen (14) Boeing 717-200 airframes and the related twenty-eight (28) Rolls Royce BR715-A1-30 engines, together with their related accessories, aircraft documents and parts (collectively, the “Collateral”). Hawaiian is permitted under the Loan Agreement to add certain types of assets as additional collateral and subject to certain conditions, release Collateral, in each case from time to time at its discretion.

The Loan Agreement requires Hawaiian, under certain circumstances, including within ten (10) business days prior to the last business day of March and September of each year, beginning March 2021, to appraise the value of the Collateral and recalculate the collateral coverage ratio. If the calculated collateral coverage ratio is less than 1.6 to 1.0, Hawaiian will be required either to provide additional Collateral (which may include cash collateral) to secure its obligations under the Loan Agreement or repay the loans in such amounts that the recalculated collateral coverage ratio, after giving effect to any such additional Collateral or repayment, is at least 1.6 to 1.0.

The Loan Agreement also requires Hawaiian to calculate the debt service coverage ratio on a quarterly basis. If the calculated debt service coverage ratio is less than 1.75 to 1.00, then Holdings and its subsidiaries will be required to place an amount equal to at least 50% of revenues received thereafter from the Loyalty Program (the “Loyalty Program Revenues”) into a blocked account to be held for the benefit of the lenders who may choose to use such funds to prepay the outstanding term loans until the debt service coverage ratio is recalculated to be greater than or equal to 1.75 to 1.00. If the calculated debt service coverage ratio is less than or equal to 1.50 to 1.00, but greater than 1.25 to 1.00, then all amounts previously deposited into the blocked account will be used to prepay outstanding term loans and an amount equal to at least 50% of all future Loyalty Program Revenues will be transferred into the payment account and used to prepay outstanding term loans until the debt service coverage ratio is recalculated to be greater than 1.50 to 1.00. If the calculated debt service coverage ratio is less than or equal to 1.25 to 1.00, then all amounts previously deposited into the blocked account will be used to prepay outstanding term loans and an amount equal to at least 75% of all future Loyalty Program Revenues will be transferred into the payment account and used to prepay outstanding term loans until the debt service coverage ratio is recalculated to be greater than 1.25 to 1.00.

The Loan Agreement also includes affirmative, negative and financial covenants that, among other things, limit the ability of Holdings and its subsidiaries to pay dividends, repurchase common stock or make certain other payments, make certain investments, incur liens on the Collateral, dispose of the Collateral, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions. In addition, under the Loan Agreement, Holdings must maintain a certain minimum aggregate liquidity amount.

The Loan Agreement requires Hawaiian and Holdings to comply with the relevant provisions of the CARES Act, including, but not limited to, the provisions that prohibit the repurchase of common stock and the payment of common stock dividends and that restrict the payment of certain executive compensation, in each case, through the date that is 12 months after the date on which all outstanding loans under the Facility have been repaid in full, the prohibition against the reduction of employment levels by more than ten percent (10)% until September 30, 2020, and compliance with applicable requirements regarding maintenance of certain scheduled air transportation service until March 1, 2022.

The Loan Agreement contains events of default, including cross-defaults with respect to acceleration or failure to pay other material indebtedness. Upon the occurrence of an event of default and subject to certain grace periods, the outstanding obligations under the Loan Agreement may be accelerated and become due and payable immediately.

Treasury Warrant Agreement and Warrants

In connection with its entry into the Loan Agreement, Holdings also entered into a warrant agreement (the “Warrant Agreement”), with Treasury. Pursuant to the Warrant Agreement, Holdings has agreed to issue warrants (each a “Warrant” and, collectively, the “Warrants”) to Treasury to purchase up to an aggregate of 3,553,299 shares (the “Warrant Shares”) of Holdings’ common stock based on the current $420 million commitment amount under the Facility. The exercise price of the Warrant Shares will be $11.82 per share (the “Exercise Price”). Pursuant to the Warrant Agreement, (a) on the Closing Date, Holdings issued to Treasury a Warrant to purchase up to 380,711 Warrant Shares and (b) on the date of each borrowing under the Loan Agreement, Holdings will issue to Treasury an additional Warrant for a number of shares of Holdings’ common stock equal to 10% of such borrowing, divided by the Exercise Price.

The Warrants are non-voting, freely transferable, may be settled as net shares or in cash at Holdings’ option, expire five years from the date of issuance, and contain registration rights and customary anti-dilution provisions.

The issuance of the Warrants under the Warrant Agreement is pursuant to an exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) as transactions not involving a public offering. Any issuance of Warrant Shares upon exercise of the Warrants will be exempt as an exchange by Holdings exclusively with its security holders eligible for exemption under Section 3(a)(9) of the Securities Act.

The foregoing description of these agreements and instruments is not complete and is qualified in its entirety by such agreements and instruments, copies of which will be filed with Holdings’ Form 10-Q for the quarterly period ending September 30, 2020.

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth in Item 1.01 under the caption “Treasury Loan Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 under the caption, “Treasury Warrant Agreement and Warrants” is hereby incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On September 28, 2020, the Treasury announced that, subject to certain conditions and documentation, it expects to increase the maximum available to be borrowed under the Facility to $622 million. The Facility will be amended in a subsequent closing to increase the total amount available to be borrowed. We do not anticipate providing additional Collateral to take advantage of any increase in borrowing capacity. Our borrowing of additional amounts is contingent on whether the value of the collateral on such borrowing date would result (after giving effect to such borrowing) in the collateral coverage ratio being less than 2.0 to 1.0.

As previously disclosed on April 28, 2020, Hawaiian entered into a Payroll Support Program Agreement (the “PSP Agreement”) with the Treasury on April 22, 2020 (the “PSP Closing Date”) with respect to the Payroll Support Program (the “Payroll Support Program”) under the CARES Act. In connection with Hawaiian’s entry into the PSP Agreement, on the PSP Closing Date, Holdings also entered into (1) a Warrant Agreement with the Treasury under which Holdings previously issued Warrants to the Treasury and is required to issue Warrants to the Treasury upon receipt of subsequent funding under the Payroll Support Program and (2) a promissory note with the Treasury (the “Note”) under which Holdings is required to increase the principal amount of the Note upon receipt of subsequent funding under the Payroll Support Program. On September 30, 2020, the Company expects to receive an additional disbursement of approximately $8,465,945 from the Treasury (the “Disbursement”), issue an additional 21,487 Warrants to the Treasury and increase the Note by approximately $2,539,782. As of the date of the Disbursement, the aggregate principal of the Note will be approximately $60.3 million and a total of 509,964 Warrants will have been issued to the Treasury in connection with the funds received under the PSP Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current plans and expectations. Such forward-looking statements include, without limitation, the use of proceeds under the Loan Agreement, expectations and plans with respect to the Loan Agreement and the terms and conditions of the agreements entered into in connection therewith, and other statements herein that are not historical facts. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” “will,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.

These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause outcomes to be materially different from any expected outcomes, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation: the effectiveness of the Company’s cost cutting plans; the continuing and developing effects of the COVID-19 pandemic, including its impact on the demand for air travel; the expected duration of the Hawaii government’s mandated quarantine and the potential imposition of further restrictions on travel in the future; the Company’s dependence on tourist travel; the availability of aircraft fuel, aircraft parts and personnel; the Company’s ability to continue to generate sufficient cash; changes in the Company’s future capital needs; and other macroeconomic, political and regulatory developments.

The risks, uncertainties and assumptions described above also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company on the date hereof. Except as required by law, the Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 28, 2020

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Shannon L. Okinaka
		Name:	Shannon L. Okinaka
		Title:	Executive Vice President, Chief Financial Officer and Treasurer